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                                                                    Exhibit 23

                       Consent of Independent Auditors


We consent to incorporation by reference in the Reigstration Statements on Form S-8 (Nos. 33-6862, 33-28367, 33-42750, 33-41985, 33-41596, 33-48944, 33-
48954, 33-68356, 33-68372, 33-83262, 33-83264, 33-83266, 33-31853 and 33-
31851) of Computer Network Technology Corporation of our report dated December 5, 1997 relating to the financial statements of the Internet Solutions Division of Apertus Technologies Incorporated, included in the Current Report on Form 8-K/A of Computer Network Technology Corporation dated January 7, 1998, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP


Minneapolis, Minnesota
January 7, 1997